UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ENCISION INC.

(Name of the Registrant as Specified in Its Charter)

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ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 7, 2013

To Our Shareholders:

The Annual Meeting of Shareholders of Encision Inc., a Colorado corporation, will be held at 9:00 A.M. Mountain Time, on August 7, 2013, at the offices of Encision Inc., 6797 Winchester Circle, Boulder, CO 80301, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect six directors;

2.	To ratify the appointment of Eide Bailly LLP as our independent public accountants;

3.	To approve a non-binding advisory resolution on the Company’s compensation of its executive officers;

4.	To hold a non-binding advisory vote on the frequency of future advisory votes on the Company’s compensation of its executive officers; and

5.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 17, 2013, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Fred F. Perner
Fred F. Perner
President and CEO

July 5, 2013

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 7, 2013: This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 are available at www.encision.com.

ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 7, 2013

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Encision Inc., a Colorado corporation, for use at our Annual Meeting of Shareholders to be held at 9:00 A.M. Mountain Time, on August 7, 2013, at the offices of Encision Inc., 6797 Winchester Circle, Boulder, CO 80301 and at any and all adjournments of such meeting (the “Annual Meeting”).

If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed Proxy Cards that contain no instructions will be voted for each of the nominees for director indicated herein and in favor of each of the other three proposals which will be considered at the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting will be mailed to our shareholders on or about July 5, 2013.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to our secretary, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

We will bear the costs of the meeting, including the costs of preparing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card. We may, in addition, use the services of our directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers, and others who hold shares of our common stock in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

OUTSTANDING CAPITAL STOCK

The record date for shareholders entitled to vote at the Annual Meeting was June 17, 2013. At the close of business on that day, there were 8,210,100 shares of our common stock, no par value, outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote.

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the total issued and outstanding shares of our common stock that are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. Abstentions will be counted for purposes of attaining a quorum.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters only. The proposal to ratify the appointment of Eide Bailly LLP is considered a routine matter. The other three proposals which will be considered at the meeting are considered non-routine matters. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on those three proposals. Such unvoted shares are called “broker non-votes.”

If a quorum is present, (i) the election of directors will require a plurality of the votes cast in person or by proxy at the Annual Meeting, and (ii) the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required (x) to ratify the appointment of our independent public accountants or (y) to approve any other matter to be voted on by the shareholders at the meeting. The votes on Proposal 3 and Proposal 4 are non-binding advisory votes. The Board of Directors will consider our executive officer compensation to have been approved by shareholders if Proposal 3 receives more votes “For” than “Against”. The Board of Directors will consider shareholders to have selected the frequency alternative (one year, two years or three years) of Proposal 4 that receives the greatest number of votes. However, because this vote is advisory and not binding on the Company or our Board of Directors in any way, the Board of Directors may decide that it is in our and our shareholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our shareholders.

Proxies marked “withhold” and broker non-votes will have no effect on the election of directors.

Abstentions shall have no effect on the outcome of Proposal 4 (frequency of future votes on executive compensation). Abstentions shall have the same effect as a vote against Proposal 2 (ratification of auditors) and Proposal 3 (vote on executive compensation). Broker non-votes shall have no effect on the outcome of Proposals 2, 3 and 4.

ACTIONS TO BE TAKEN AT THE MEETING

The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (1) FOR the election of each of the six nominees named herein for the office of director, (2) FOR ratification of the appointment of Eide Bailly LLP as our independent public accountants, (3) FOR the approval, on an advisory basis, of the compensation of our executive officers, (4) FOR every “Three Years” as the frequency for future advisory votes on the compensation of our executive officers, and (5) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

If shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter of business.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in our Proxy Statement for the 2014 Annual Meeting of Shareholders, including shareholder recommendation for nominees for election to our board of directors, must be received by us at our offices in Boulder, Colorado, not later than February 28, 2014.

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ELECTION OF DIRECTORS

(Proposal Item #1)

Our board of directors has nominated the six persons listed below for election as directors for the 2014 fiscal year, each to hold office until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. A shareholder using the enclosed Proxy Card can vote for all or any of the nominees of the board of directors or such shareholder may withhold his or her vote from all or any of such nominees. If the Proxy Card is properly executed but not marked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as our board of directors may recommend. There are no family relationships among these nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

The following table sets forth the members of our board of directors, their ages as of March 31, 2013, and their positions and offices held:

Name	Age	Position

Vern D. Kornelsen (1) (2) (3)	80	Director

Robert H. Fries (1) (2)	64	Director

Ruediger Naumann-Etienne (1) (3)	66	Director

Patrick W. Pace (2)	41	Director

Fred F. Perner	59	Director, President & CEO

David W. Newton	66	Director, Co-Founder, VP - Technology

(1)	Member of the Compensation Committee

(2)	Member of the Nominating Committee

(3)	Member of the Audit Committee

Vern D. Kornelsen is one of our co-founders and served on our board of directors and as our Chief Financial Officer from 1991 through February 1997. He was re-elected to the board of directors in April 1998. Mr. Kornelsen is the General Partner of CMED Partners LLLP, one our principal shareholders. Mr. Kornelsen formerly practiced as a certified public accountant in the state of Colorado for many years. He has been active in managing two investment partnerships, the first since 1990 and the second since 1997, of which he is the general partner, as well as serving as an officer and director of several private companies and of one public company, Lifeloc Technologies, Inc., of which he is the controlling stockholder. Mr. Kornelsen received a Bachelor of Science degree in business from the University of Kansas. We believe Mr. Kornelsen is qualified to serve on our board of directors based on his executive experience with several private companies and his financial and accounting expertise as described above.

Robert H. Fries has served on our board of directors since June 2003. Mr. Fries is a founder and the President of FinanceVision Services, Inc., a finance and tax consulting firm, and has served as a finance executive with a broad range of large public multinational companies. Since March 2000, he has provided us with financial and tax consulting services. Mr. Fries is a certified public accountant (inactive). Mr. Fries' credentials include a Masters in Business Administration from St. John's University, New York, and a Juris Doctor Degree from Jones School of Law. We believe that Mr. Fries’ financial and business expertise, particularly in the role of finance executive for various large public companies, give him the qualifications and skills to serve as a director.

Ruediger Naumann-Etienne has served on our board of directors since October 2008. Mr. Naumann-Etienne has been the General Partner of Intertec Healthcare Partners, a fund investing in medical companies, since 2006. Since 1989, he has also been the owner and Managing Director of Intertec Group, an investment company specializing in the medical technology field. Intertec Group has successfully implemented growth strategies for OEC Medical Systems, Laserscope, Quinton Instruments and Cardiac Science. From 2006 through 2010, he was Chairman of Cardiac Science having previously served as the Chairman of a predecessor company, Quinton Instruments, from 2000 to 2005. He was also CEO of Quinton Instruments from 2000 to 2003. From 1993 until 1996, he was Chairman of OEC Medical Systems and CEO of the same company from 1995 to 1997. Mr. Naumann-Etienne is also a director of Varian Medical Systems and IRIDEX Corporation. Mr. Naumann-Etienne’s extensive experience serving as a director and executive for various companies in the medical technology field is valuable to our board of director’s oversight of the growth and financing of our business.

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Patrick W. Pace, M.D. was appointed to our board of directors in April 2012. Dr. Pace is the owner of PICO LLC, a healthcare consulting firm. Dr. Pace’s background includes over 10 years of financial experience in the healthcare sector. From 2009 to 2011, he was a Managing Director at Citadel Securities, where he was part of the inaugural team that helped launch the firm's investment banking and credit sales and trading efforts. In this capacity, he provided credit analysis for the healthcare sector. From 2006 to 2009, he was a Vice President at AIG Investments, where he focused on healthcare investments in the high yield bond market. From 2001 to 2006, Dr. Pace held various positions at UBS, including serving as Senior Analyst in equity research covering the medical device sector from 2003 to 2006. Dr. Pace also serves on the board of directors for Nanospectra Biosciences, Inc., a privately-held medical device company. Dr. Pace holds an M.D. from the University of Texas Medical School – Houston and a B.A. (Honors in Psychology) from Vanderbilt University. We believe that Dr. Pace’s healthcare and investment experience give him the qualifications and skills to serve as a director.

Fred F. Perner has served as our President & Chief Executive Officer since September 2011 and on our board of directors since October 2011. Mr. Perner has over 30 years of experience in healthcare, including sales and marketing experience in electrosurgery and endoscopy technologies. Previously, he was with the Association of periOperative Registered Nurses (“AORN”), a professional association representing 40,000 perioperative nurses, as its Vice President, Segments and Business Development. He served as Global Education Leader and Solution Leader at GE Healthcare, a division of General Electric Company, from 2006 to 2008. From 2000 to 2006, he served as Senior Vice President and Chief Compliance Officer with HealthStream, Inc., a leading provider of learning and research solutions for the healthcare industry. For twelve years, he served in a number of sales and marketing roles with increasing responsibilities at Zimmer, Inc., which designs, develops, manufactures and markets orthopedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Mr. Perner holds B.S. and M.B.A. degrees from Indiana University and a law degree from the University of Denver. We believe that Mr. Perner’s executive experience with public companies and his experience in healthcare give him the qualifications and skills to serve as a director.

David W. Newton, is one of our co-founders and has been a Vice President and one of our directors since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton has an additional 16 years of experience as an electrical engineer designing electrosurgical generators and related accessories. Mr. Newton holds 21 patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado. We believe that Mr. Newton’s engineering experience with various firms gives him the qualifications and skills to serve as a director.

Director Meetings

During the fiscal year ended March 31, 2013, our board of directors met in person four times and had one telephonic meeting. Except for Mr. Naumann-Etienne who attended one of the meetings of the board by telephonic conference, all of our directors attended all of the meetings of the board of directors and all meetings of the committees of the board of directors on which they were members during fiscal year 2013. There were four meetings of the audit committee, one meeting of the compensation committee and one meeting of the nominating committee, attended by all directors who were members of the committees at the time of the meetings. The audit committee held two telephonic meetings with our independent auditors.

We encourage our incumbent directors to attend the Annual Meeting of Shareholders, subject to their travel schedule and other demands on their time. All of our directors attended the 2012 Annual Meeting of Shareholders.

Our board of directors determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the board of directors adheres to the independence criteria under applicable New York Stock Exchange, Inc. (“NYSE”) rules. Using these rules, our board of directors has determined that Robert H. Fries, Vern D. Kornelsen, Patrick W. Pace and Ruediger Naumann-Etienne qualify as independent directors.

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Compensation of Directors

Our outside directors receive $1,250 a quarter for their services and are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. Option grants to our directors are at the discretion of the board of directors.

The following table details the total compensation earned by our non-employee directors in fiscal year 2013.

Director Compensation

Name	Fees paid in cash ($) (1)	Option awards ($)	All other compensation ($)		Total ($)
Robert H. Fries	5,000.00	―	76,480.00	(2)	81,480.00
Vern D. Kornelsen	5,000.00	―	―		5,000.00
Ruediger Naumann-Etienne	5,000.00	―	―		5,000.00
Patrick W. Pace	5,000.00		77,072.00	(3)	82,072.00

(1) The following table provides a breakdown of fees paid in cash.

Name	Annual retainers ($)
Robert H. Fries	5,000.00
Vern D. Kornelsen	5,000.00
Ruediger Naumann-Etienne	5,000.00
Patrick W. Pace	5,000.00

(2) Compensation paid to an entity controlled by Mr. Fries for financial and tax consulting services provided to us.

(3) Compensation paid to an entity controlled by Dr. Pace for consulting services provided to us.

The following table provides information on the outstanding equity awards at fiscal year-end for non-employee directors.

Outstanding Options for Non-Employee Directors at Fiscal Year-End 2013

Name	Number of securities underlying unexercised option (#) exercisable
Robert H. Fries	25,000
Vern D. Kornelsen	10,000
Ruediger Naumann-Etienne	10,000
Patrick W. Pace	10,000

Nominating Committee

The members of our nominating committee are Robert H. Fries, Vern D. Kornelsen and Patrick W. Pace. Our nominating committee recommends to our board of directors nominees for election to the board. Our nominating committee will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are properly submitted in writing to our corporate secretary in the manner described for shareholder nominations above under the heading “Shareholder Proposals.” A director nominee must have a strong professional or other background, a reputation for integrity and responsibility and experience relevant to our business and operations. A director nominee must be able to commit appropriate time to prepare for, attend and participate in all meetings of our board of directors and its committees, as applicable, and the annual meeting of shareholders and must not have any conflicts of interest with our business and operations. Our nominating committee will also require some director nominees to be independent as defined under the NYSE listing standards. All director nominees, whether submitted by a shareholder or our nominating committee, will be evaluated in the same manner. All current members of the nominating committee are independent for purposes of the NYSE listing standards.

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The nominating committee does not have an express policy with regard to the consideration of any director candidates recommended by our shareholders because the nominating committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The nominating committee will consider director candidates proposed by shareholders in accordance with the procedures set forth above under "Shareholder Proposals," and will evaluate shareholder-recommended candidates for director under the same criteria as internally generated candidates. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the nominating committee strives to nominate directors with a variety of complementary skills so that, as a group, the board will possess the appropriate talent, skills and expertise to oversee our business. Although the nominating committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our board and its committees.

Our board of directors has adopted a written Nominating Committee Charter, a copy of which is available on our website at www.encision.com. Our nominating committee held one meeting during the fiscal year ended March 31, 2013.

Compensation Committee

The members of the compensation committee are Vern D. Kornelsen, Robert H. Fries and Ruediger Naumann-Etienne. Our compensation committee reviews and approves compensation for our executive officers whose compensation is approved by our board of directors upon recommendation of the compensation committee. Our compensation committee also administers our stock option plans. Our board of directors has adopted a written Compensation Committee Charter, a copy of which is available on our website at www.encision.com. Our compensation committee held one meeting during the fiscal year ended March 31, 2013.

The compensation committee reviewed and considered our compensation policies and programs in light of the board of directors’ risk assessment and management responsibilities and will do so in the future on an annual basis. The compensation committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

Audit Committee

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members are “independent directors” as defined by the applicable rules of the NYSE and regulations of the Securities and Exchange Commission (“SEC”) as currently in effect and applicable to us. The audit committee oversees our independent auditors and financial process on behalf of the board of directors. The audit committee has adopted a written charter. The audit committee has adopted a complaint procedure policy.

Vern D. Kornelsen and Ruediger Naumann-Etienne comprise the audit committee. Their backgrounds are more fully disclosed in their biographies under “Election of Directors.”

Our board of directors has determined that Vern D. Kornelsen and Ruediger Naumann-Etienne each qualify as an “audit committee financial expert” and each is “independent” as defined by the applicable regulations of the SEC as currently in effect and applicable to us.

The audit committee has adopted a written charter, a copy of which is available on the investors relations page of our website at www.encision.com. Our audit committee held four meetings during the fiscal year ended March 31, 2013 and held two telephonic meetings with our independent auditors during the fiscal year ended March 31, 2013.

Board Leadership Structure

Our board of directors does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board, as the board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board. Presently, we do not have a Chairman of the Board. The board believes that the separate offices of the Chairman of the Board and Chief Executive Officer currently functions well and is the optimal leadership structure for the Company. This structure allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations.

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Four of the six members of our board of directors satisfy the requirements of independence under the NYSE listing standards, and our audit, compensation, and nominating committees are composed entirely of independent directors. This structure encourages independent and effective oversight of our operations and prudent management of risk.

Risk Oversight

The board of directors, principally through delegation to the audit committee oversees risks facing us. The audit committee regularly discusses with management, our internal auditors and our independent auditors our major risk exposures, whether financial, operating or otherwise, and the adequacy and effectiveness of our control of such risks. The audit committee also recommends from time to time that key identified risk areas be considered by the full board, and individual board members also periodically ask the full board to consider an area of risk. In addition, risk management issues are considered inherently by the board with respect to all major decisions made by the board.

Our board of directors believes that the decision as to who should serve as Chairman of the Board and/or Chief Executive Officer and whether the offices should be combined or separated is the proper responsibility of the board. Presently, we do not have a Chairman of the Board. The board members have considerable experience and knowledge about the challenges and opportunities the company faces. The board, therefore, is in the best position to evaluate the company’s current and future needs and to judge how the capabilities of the company’s directors and senior management from time to time can be most effectively organized to meet those needs. While the board may combine these offices in the future if it considers such a combination to be in the best interest of the company, it currently intends to retain this structure.

Shareholder Communications with Directors

Shareholders and other interested parties wishing to contact any member (or all members) of our board of directors or any committee of the board may do so by mail, addressed, either by name or title, to the board of directors or to any such individual director or group or committee of the directors, and all such correspondence should be sent to our principal office. Our administrative staff may review any such communications to ensure that inappropriate material is not forwarded to the board of directors or to any individual director. The board of directors intends to continuously evaluate its communication process with our shareholders and may adopt additional procedures to facilitate shareholder communications with the board of directors, consistent with standards of professionalism and our administrative resources.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and all other directors and executive officers. The Code of Ethics is available on the investor relations page of our website at www.encision.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics that apply to our principal executive, financial and accounting officers and directors by posting such information on our website.

Executive Officers

The following table sets forth the names of our executive officers, their ages as of March 31, 2013, and their positions and offices held:

Name	Age	Position
Fred F. Perner	59	President & CEO
David W. Newton	66	VP - Technology
Mala Ray	54	Controller, Treasurer, Corporate Secretary
James W. Lewis	66	VP - Regulatory Affairs & Quality Assurance
Richard Smoot	53	VP - Operations
Warren Taylor	52	VP - Business Development
Michael Biggs	43	Director of Product Development

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Fred F. Perner has over 30 years of experience in healthcare, including sales and marketing experience in electrosurgery and endoscopy technologies. Previously, he was with the Association of periOperative Registered Nurses (“AORN”), a professional association representing 40,000 perioperative nurses, as its Vice President, Segments and Business Development. He served as Global Education Leader and Solution Leader at GE Healthcare, a division of General Electric Company, from 2006 to 2008. From 2000 to 2006, he served as Senior Vice President and Chief Compliance Officer with HealthStream, Inc., a leading provider of learning and research solutions for the healthcare industry. For twelve years, he served in a number of sales and marketing roles with increasing responsibilities at Zimmer, Inc., which designs, develops, manufactures and markets orthopedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Mr. Perner holds B.S. and M.B.A. degrees from Indiana University and a law degree from the University of Denver.

David W. Newton is one of our co-founders and has been a Vice President since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton holds 21 patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado.

Mala Ray is our Controller, Treasurer and Corporate Secretary who joined us in 2012 as Controller, Treasurer and Corporate Secretary. Ms. Ray has extensive experience in GAAP accounting, ERP systems, process improvement and financial analysis at several medical device firms, including Medtronic Navigation and Gambro Renal. Ms. Ray holds a Bachelor of Science in Business Administration degree from Regis University.

James W. Lewis joined us in 2011 as Vice President of Regulatory Affairs and Quality Assurance. He has been in the medical device industry since 1979. Prior to joining us, Mr. Lewis was engaged in regulatory services consulting. He has headed domestic and international regulatory and quality functions for over 17 years for Sunrise Medical, Inverness Medical Innovations, Ferraris Respiratory, and Bard Electromedical Systems. He holds a Master and Bachelor of Science degrees in Mechanical Engineering from the University of Illinois.

Richard Smoot is Vice President of Operations who has been with us since 1995. He has been in the medical device industry since 1981. From 1990 to 1994 he was with Beacon Laboratories, performing services in materials and operations management.

Warren Taylor has served as our Vice President of Business Development, and formerly Vice President of Engineering since 2004. Prior to joining us, he was with medical device startups for 10 years and held positions as President of TriE Medical, Inc. and Vice President of Angiosonics, Inc. Mr. Taylor holds six patents, including patents in medical device design, and has a Bachelor of Science Mechanical Engineering Degree from North Carolina State University.

Michael Biggs has been Director of Product Development for us since August 2012. He has over two decades of experience in medical device development, with particular expertise in minimally invasive electrosurgical devices. In the past he was with Baxter Healthcare, Conmed Electrosurgery, and Asthmatx Inc, which was purchased by Boston Scientific. Mr. Biggs holds a Bachelor of Science degree in mechanical engineering from University of California Berkeley, an MBA from University of Colorado, and is a named inventor on 16 US patents in the medical device field.

The following table sets forth certain information regarding compensation earned or awarded to each person who served as our chief executive officer during our most recently completed fiscal year, and to each of our two most highly compensated executive officers (other than our chief executive officer) who earned in excess of $100,000 during our most recently completed fiscal year, (collectively, the “Named Executive Officers”).

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and	Fiscal	Salary		Option awards		Total
principal position	year	($)		($)(3)		($)
Fred F. Perner	2013	188,847	(1)	(112)	(5)	188,735
President, Chief Executive Officer	2012	106,442	(2)	155,309		261,751
Roger C. Odell
Former Vice President—Business	2013	101,612	(4)	―		101,612
Development	2012	138,373		―		138,373
Warren Taylor	2013	139,193		―		139,193
Vice President—Engineering	2012	137,395		―		137,395

(1) As part of an overall cost reduction program, Mr. Perner and we agreed to a reduced base salary on a temporary basis.

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(2) Mr. Perner began service as CEO on September 19, 2011.

(3) Amounts reflect the aggregate grant date fair values of grants made in each respective fiscal year, valued in accordance with ASC Topic 718. Assumptions used in the calculations of these amounts are set forth in Footnote 3 to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

(4) Mr. Odell resigned his position as an executive officer, Chairman of the Board and a member of the Board of Directors effective January 17, 2013.

(5) Option awards cancelled net of option awards granted.

Employment Agreements

We entered into an employment agreement with Fred F. Perner dated August 19, 2011. The employment agreement has an initial three-year term beginning with the start date of September 19, 2011. Thereafter, the term automatically renews for additional one-year periods unless either party gives prior written notice that it does not wish to automatically renew the term. The employment agreement provides that Mr. Perner would receive an annual base salary of $205,000. Mr. Perner will be entitled to receive a special cash bonus in the event that we are acquired during the next five years at a price for our common stock of $10.00 per share or more. In the event of such an acquisition, Mr. Perner shall be entitled to a bonus amount equal to (i) such per share price, (ii) minus our per share price on the start date, (iii) multiplied by 37,500. Under the employment agreement, if we terminate Mr. Perner without cause or Mr. Perner resigns for “good reason”, Mr. Perner will be entitled to receive a severance amount (ranging from zero to one times his base salary) based upon the length of time Mr. Perner was employed by us prior to the termination. Such severance will be paid out ratably over the twelve months following the termination. No severance will be paid if the term of the employment agreement expires or is not renewed. As provided in the employment agreement, Mr. Perner was granted stock options to purchase 200,000 shares of our common stock. The options vest over the five year period following the start date. The options will have an initial per share exercise price equal to our trading price on the start date. The vesting of the options will accelerate in the event of certain acquisition transactions involving us.

Stock Options

On August 2, 2007, our shareholders approved the adoption of the 2007 Stock Option Plan (the “2007 Plan”) providing for grants of stock options to our employees and directors. The 2007 Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet the requirements of Section 422. As approved by the shareholders, we reserved 700,000 shares of our common stock for issuance upon exercise of options granted under the 2007 Plan. On August 8, 2012, our shareholders amended the 2007 Plan, which increased the reserved shares of our common stock for issuance upon exercise of options granted under the 2007 Plan to 950,000 shares. As of March 31, 2013, options to purchase an aggregate of 437,000 shares of our common stock (net of options canceled) had been granted pursuant to the 2007 Plan, no options had been exercised, leaving 188,000 still available for grant. In addition to options outstanding under the 2007 Plan, there are 100,000 options outstanding outside of the 2007 Plan.

The compensation committee of the board of directors administers the 2007 Stock Option Plan.

Option Grants in Fiscal Year 2013

The following table sets forth options to acquire shares of our common stock granted to the Named Executive Officers during the fiscal year ended March 31, 2013.

		Number of	Exercise price	Grant date fair
		Securities	of option	value of option
		underlying options	awards	awards
Name	Grant date	(#)	($/Sh)	($)(1)
Fred F. Perner	01/23/13	5,000	1.00	3,771

(1) Grant date fair value of option awards was determined pursuant to ASC Topic 718. Assumptions used in the calculations of these amounts are set forth in Footnote 3 to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

Options Exercised in Fiscal Year 2013

There were no stock options exercised by the Named Executive Officers during fiscal year 2013.

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Outstanding Options at Fiscal Year-End 2013

The following table sets forth certain information regarding the number and value of exercisable and unexercisable options to purchase shares of common stock held as of March 31, 2013 by the Named Executive Officers.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/Sh)	Option expiration date
Fred F. Perner	59,800	135,200	1.05	12/19/16
	―	5,000	1.00	04/23/18
Roger C. Odell	17,767	2,233	1.20	01/21/14
	7,038	2,962	1.70	12/22/14
Warren Taylor	17,767	2,233	1.20	01/21/14
	19,000	11,000	1.49	04/30/15
	3,333	6,667	1.00	11/03/16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 17, 2013, the number of shares of our common stock, based upon 8,210,100 shares outstanding, owned by any person who is known by us to be the beneficial owner of more than 5% of our voting securities, by all individual directors, by all Named Executive Officers, and by all executive officers and directors as a group:

Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class
Vern D. Kornelsen(3)	1,707,738	20.8%
Roger C. Odell(4)	757,132	9.2%
Ruediger Naumann-Etienne(5)	690,571	8.4%
David W. Newton(6)	310,216	3.8%
Robert H. Fries(7)	133,394	1.6%
Fred F. Perner(8)	104,587	1.3%
Patrick W. Pace(9)	76,426	*
Warren Taylor(10)	44,606	*
All executive officers and directors as a group (11 Persons) (11)	3,893,008	46.2%
Other Shareholders holding 5% or more:
CMED Partners LLLP(12)	1,633,517	19.9%
Intertec Healthcare Partners, L.P. (13)	660,671	8.0%
Charles E. Sheedy(14)	578,319	7.0%

*	Less than 1%.

(1)	The address of each director and officer of the Company is 6797 Winchester Circle, Boulder, CO 80301.

(2)	Shares not outstanding but deemed beneficially owned by virtue of an individual executive officer’s or director’s right to acquire them as of June 17, 2013, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by all executive officers and directors as a group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder's name.

(3)	Includes 1,633,517 shares owned by CMED Partners LLLP, of which Mr. Kornelsen is the General Partner.

(4)	Based upon information provided by Mr. Odell. Includes 27,061 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

(5)	Includes 660,671 shares owned by Intertec Healthcare Partners, L.P., of which Mr.Ruediger Naumann-Etienne is the Managing Member of Intertec Healthcare Management, L.L.C., the General Partner of Intertec Healthcare Partners, L.P, and 10,000 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

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(6)	Includes 19,267 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

(7)	Includes 13,394 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

(8)	Includes 74,425 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

(9)	Includes 4,426 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

(10)	Includes 44,606 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

(11)	Includes 223,512 shares issuable pursuant to options exercisable as of June 17, 2013, or within 60 days of such date.

(12)	The address of CMED Partners LLLP is 4605 S. Denice Drive, Englewood, CO 80111. Mr. Kornelsen is indirectly the beneficial owner of these shares since he is the General Partner of CMED Partners LLLP.

(13)	Based solely on Form 4, filed June 13, 2011 and Schedule 13D, filed September 29, 2008. The address of Intertec Healthcare Partners, L.P. is 5980 Horton Street, Suite 390, Emeryville, CA 94608. Mr.Ruediger Naumann-Etienne is the Managing Member of Intertec Healthcare Management, L.L.C., the General Partner of Intertec Healthcare Partners, L.P.

(14)	Based solely on Schedule 13G, filed April 6, 2012. The address of Charles E. Sheedy is 909 Fannin Street, Houston, TX 77010.

RELATED PARTY TRANSACTIONS

In March and April of 2012, we completed a private placement of 1,755,000 shares of our common stock. The purchase price per share for the shares sold in the private placement was $1.00. Mr. Kornelsen, one of our directors, purchased 26,000 shares in the private placement. CMED Partners LLLP, an investment fund affiliated with Mr. Kornelsen, purchased 514,000 shares in the private placement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended March 31, 2013, to our knowledge, our directors, officers and holders of more than 10% of our common stock have timely filed all Section 16(a) reports.

Audit Committee Report

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members are “independent directors” as defined by the applicable regulations of the SEC as currently in effect and applicable to us.

The audit committee reviews and reassesses the adequacy of its charter on an annual basis. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the audit committee concerning independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Vern D. Kornelsen, Audit Committee Member

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Ruediger Naumann-Etienne, Audit Committee Member

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal Item #2)

Our board of directors and audit committee have selected Eide Bailly LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2014. The decision to engage Eide Bailly LLP was approved by our board of directors and audit committee, and this appointment is being submitted to our shareholders for ratification at the Annual Meeting.

Eide Bailly LLP served as the principal accountant to audit our financial statements for the fiscal years ended March 31, 2013 and 2012.

During our two most recent fiscal years, and any subsequent interim period preceding July 5, 2013, there were no disagreements between us and Eide Bailly LLP, on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF EIDE BAILLY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2014.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal Item #3)

Section 14A of the Securities Exchange Act requires public companies to conduct a separate stockholder advisory vote on executive compensation as disclosed in the Executive Compensation section of the annual proxy statement. While this advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

We urge shareholders to carefully read the Executive Compensation section of this proxy statement, which describes the executive compensation paid to our executive officers. Our Board of Directors and our Compensation Committee believe that the compensation paid to our executive officers is effective in achieving our compensation objectives.

In accordance with Section 14A of the Securities Exchange Act, we are asking shareholders to approve the following advisory resolution at the 2013 Annual Meeting:

RESOLVED, that the shareholders of Encision Inc. approve, on an advisory basis, the compensation of the Company's executive officers as disclosed in the Executive Compensation section of the proxy statement for the Company's 2013 Annual Meeting.

The affirmative vote of a majority of shares with voting power present in person or by proxy will be required to approve the resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Unless marked otherwise, proxies received will be voted FOR the resolution.

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NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Proposal Item #4)

In addition to the advisory vote on executive compensation discussed in Proposal 3, Section 14A of the Securities Exchange Act requires that, at least once every six years, we present our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we should conduct future advisory votes on executive compensation. By voting on this proposal, you have an opportunity to vote on whether you would prefer that we conduct future advisory votes on executive compensation once every year, once every two years or once every three years. Shareholders may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with the Company's efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. The Company recognizes that the shareholders may have different views on this issue, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

You may cast a vote on your preferred voting frequency by selecting the option of one year, two years or three years (or abstaining) when voting in response to the resolution set forth below.

RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company's executive officers as set forth in the proxy statement should be every year, every two years or every three years; with such frequency that receives the highest number of votes cast being the preferred advisory vote of shareholders.

This vote is advisory and not binding on us or the Board of Directors in any way. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The affirmative vote of a majority of shares with voting power present in person or by proxy will be required to approve the resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “THREE YEARS” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

Unless marked otherwise, proxies received will be voted FOR the "three years" frequency option.

Audit Fees

Audit fees and related expenses for fiscal years ended March 31, 2013 and 2012 audit by Eide Bailly LLP were $26,110 and $29,793, respectively.

Audit-Related Fees

Audit-related expenses include $13,174 and $13,313 to Eide Bailly LLP related to the review of the financial statements contained in our quarterly 10-Q filings for fiscal years ended March 31, 2013 and 2012, respectively.

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Tax Fees

Eide Bailly LLP did not render any services related to tax return preparation or tax planning for the fiscal years ended March 31, 2013 and 2012, respectively.

All Other Fees

There were no aggregate fees billed for any other services rendered by Eide Bailly LLP for the fiscal years ended March 31, 2013 and 2012, respectively.

Approval of Auditor Services and Fees

Our audit committee ensures that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Our audit committee approves or pre-approves all services provided by our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. All fees identified in the preceding first two paragraphs were approved by our audit committee.

OTHER MATTERS

We know of no other matters that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy Card, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report for the fiscal year ended March 31, 2013, including audited Financial Statements for the year then ended, as filed with the Securities and Exchange Commission on Form 10-K is being mailed to shareholders on or about July 5, 2013 with these proxy materials.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called “householding”. Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 6797 Winchester Circle, Boulder, CO 80301, Attention: Mala Ray. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY. IN THE EVENT THAT YOU ARE ABLE TO ATTEND THE MEETING, WE WILL, IF YOU REQUEST, CANCEL THE PROXY CARD.

SIGNATURE

By Order of the Board of Directors

/s/ Fred F. Perner
President and CEO

Boulder, Colorado
July 5, 2013

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ENCISION INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD AUGUST 7, 2013

The undersigned hereby constitutes, appoints and authorizes Fred F. Perner and David W. Newton and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated below, all of the undersigned's shares of the no par value common stock of Encision Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at 9:00 A.M. Mountain Time, on August 7, 2013, at the offices of Encision Inc., 6797 Winchester Circle, Boulder, CO 80301 and at any and all adjournments thereof, for the following purposes:

1.	To elect six directors:

☐	For all nominees listed below (except as marked to the contrary):

☐	Withhold authority to vote for the nominees listed below:

Robert H. Fries

Vern D. Kornelsen

Ruediger Naumann-Etienne

David W. Newton

Patrick W. Pace

Fred F. Perner

(INSTRUCTION: To withhold authority to vote for any individual nominee rather than all nominees, check the box next to “For all nominees listed below (except as marked to the contrary)” and draw a line through or otherwise strike out the name of the nominee(s) for whom authority to vote is to be withheld. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2.	To ratify the appointment of Eide Bailly LLP as the Company’s independent public accountants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To vote for a non-binding advisory vote on executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To vote for a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS

☐           ABSTAIN

5.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

DATED:                                              , 2013.

Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 7, 2013.

The Proxy Statement and the Annual Report are available at www.Encision.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENCISION INC. PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE INVESTOR SERVICES, 350 INDIANA STREET, SUITE 750, GOLDEN, CO 80401. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.